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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 22, 2002, relating to the financial statements and financial highlights of JPMorgan SmartIndex Fund and the JPMorgan Disciplined Equity Fund, which appears in the December 31, 2001 Annual Report to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings, "Other Services," "Independent Accountants" and "Financial Statements and Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
October 31, 2002